Exhibit 23

               CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Dollar General Corporation on Form S-8 (Nos. 33-23796, 33-31827, 33-51589 and 33-51591) of our report dated March
8, 1994, on our audits of the consolidated financial statements and financial statement schedules of Dollar General Corporation as of January 31, 1995 and 1994 and for the years ended January 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10K.






COOPERS & LYBRAND

Louisville, Kentucky
April 27, 1995